EXHIBIT (a)(1)(E)

OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF

ALPHARMA INC.
AT
$37.00 NET PER SHARE
BY

ALBERT ACQUISITION CORP.,
A WHOLLY OWNED SUBSIDIARY OF

KING PHARMACEUTICALS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 10, 2008, UNLESS THE OFFER IS EXTENDED.

September 12, 2008

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated September 12, 2008 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the Offer by Albert Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of King Pharmaceuticals, Inc., a Tennessee corporation (“King”), to purchase (1) all issued and outstanding shares of Class A Common Stock, par value $0.20 per share (the “Shares”), of Alpharma Inc., a Delaware corporation (“Alpharma”) and (2) the associated rights to purchase shares of Series B Junior Participating Preferred Stock, par value $1.00 per share, of Alpharma (the “Rights”) issued pursuant to the Rights Agreement, dated as of September 1, 2008 (as amended from time to time, the “Rights Agreement”), by and between Alpharma and Computershare Trust Company, N.A., as Rights Agent, at a price of $37.00 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Unless the context otherwise requires, all references herein to the “Shares” shall be deemed to include the associated Rights, and all references herein to the “Rights” shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement.

Holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, stockholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in Section 11 — “Purpose of the Offer and the Proposed Merger; the Rights Condition; Appraisal Rights; ‘Going-Private’ Transactions” of the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and Rights Certificates (as defined in “Introduction” of the Offer to Purchase) have been distributed to holders of Shares prior to the time a holder’s Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in “Introduction” of the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a stockholder receiving Rights Certificates by use of the guaranteed delivery procedure discussed in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering stockholder to deliver Rights Certificates to the Depositary representing a number of Rights equal to the number of Shares tendered pursuant to the Offer within a period ending on the later of (1) three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery and (2) three business days after the date Rights Certificates are distributed. Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the associated Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

If a stockholder desires to tender Shares pursuant to the Offer and such stockholder’s Share Certificates (as defined in “Introduction” of the Offer to Purchase) or, if applicable, Rights Certificates are not immediately available (including, without limitation, if the Distribution Date has occurred, but Rights Certificates have not yet been distributed) or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase) in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the Depositary.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The Offer Price is $37.00 per Share, including the associated Right, net to the seller in cash, without interest and subject to any required withholding of taxes.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer and Withdrawal Rights will expire at 5:00 p.m., New York City time, on October 10, 2008 (the “Expiration Date”), unless and until Purchaser, in its sole discretion, shall have extended the period of time in which the Offer is open, in which event the term “Expiration Date” shall mean the latest time and date at which the Offer, so as extended by Purchaser, will expire.

4. The Offer is conditioned upon, among other things, (1) there having been validly tendered in the Offer and not properly withdrawn prior to the Expiration Date (as defined in Section 1 — “Terms of the Offer; Expiration Date” of the Offer to Purchase) that number of Shares that, together with the Shares then owned by King and its subsidiaries (including, without limitation, Purchaser), would represent at least a majority of the total number of then-outstanding Shares calculated on a fully diluted basis, which shall mean, as of any time, the number of Shares outstanding, together with all Shares which Alpharma would be required or permitted to issue in satisfaction of the terms of any then-outstanding warrants, options, benefit plans or obligations, securities or instruments convertible or exchangeable into, or rights exercisable for, Shares under which the right to convert or exchange into or exercise for Shares has or will have accrued, assuming consummation of the Offer and the proposed merger, (2) Alpharma’s Board of Directors redeeming the Rights or Purchaser being satisfied, in its reasonable discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as defined in “Introduction” of the Offer to Purchase) or any alternative proposal, and (3) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

5. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, U.S. Federal income tax backup withholding at a rate of 28% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the Share Certificates and, if applicable, the Rights Certificates, or a timely Book-Entry Confirmation of the book-entry transfer of such Shares and, if applicable, Rights (if such procedure is available), into the Depositary’s account at the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase, (2) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase) in connection with a book-entry transfer effected pursuant to the procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase, and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share Certificates, Rights Certificates or Book-Entry Confirmations with respect to Shares or, if applicable, Rights, are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY PURCHASER FOR ANY SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN PAYING SUCH PURCHASE PRICE.

Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by Credit Suisse Securities (USA) LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF
ALPHARMA INC.
BY

ALBERT ACQUISITION CORP.,
A WHOLLY OWNED SUBSIDIARY OF
KING PHARMACEUTICALS, INC.

THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF YOUR LETTER, THE OFFER TO PURCHASE OF ALBERT ACQUISITION CORP., A DELAWARE CORPORATION (“PURCHASER”), DATED SEPTEMBER 12, 2008 (THE “OFFER TO PURCHASE”) AND THE RELATED LETTER OF TRANSMITTAL RELATING THE OFFER BY PURCHASER TO PURCHASE (1) ALL ISSUED AND OUTSTANDING SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.20 PER SHARE (THE “SHARES”), OF ALPHARMA INC., A DELAWARE CORPORATION (“ALPHARMA”), AND (2) THE ASSOCIATED RIGHTS TO PURCHASE SHARES OF SERIES B JUNIOR PARTICIPATING PREFERRED STOCK, PAR VALUE $1.00 PER SHARE, OF ALPHARMA (THE “RIGHTS”) ISSUED PURSUANT TO THE RIGHTS AGREEMENT DATED, SEPTEMBER 1, 2008 (AS AMENDED FROM TIME TO TIME, THE “RIGHTS AGREEMENT”), BY AND BETWEEN ALPHARMA AND COMPUTERSHARE TRUST COMPANY, N.A., AS RIGHTS AGENT.

THIS WILL INSTRUCT YOU TO TENDER THE NUMBER OF SHARES AND RIGHTS INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL.

Certificate Nos. (if available) (Please type or print):

Signature

Date
Name of Holders:	Address:

Number of Shares*:
Taxpayer Identification or Social Security No.
Number of Rights*:
Area Code(s) and Telephone Number(s)

*	Unless otherwise indicated, it will be assumed that all your Shares and Rights are to be tendered.

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